Exhibit 3.3

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into as of November 24, 2015 (the “Effective Date”), by and among GROUNDFLOOR FINANCE INC., a Georgia corporation (the “Company”), each holder of the Company’s Series A Preferred Stock, no par value per share (“Series A Preferred Stock”) and Series Seed Preferred Stock, no par value per share (“Series Seed Preferred Stock”) (referred to herein collectively with the Series A Preferred Stock, as the “Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Subsections 6.1(a) or 6.2 below, the “Investors”), and those certain stockholders of the Company listed on Schedule B (together with any subsequent stockholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Subsections 6.1(b) or 6.2 below, the “Key Holders,” and together collectively with the Investors, the “Stockholders”).

RECITALS

A.       Concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of the Company’s Series A Preferred Stock. Certain of the Investors (the “Existing Investors”) and the Key Holders are parties to the Investors Rights Agreement, dated December 5, 2014, by and among the Company and the parties thereto (the “Prior Agreement”). The parties to the Prior Agreement desire to amend and restate Section 4 of that agreement separately into this Agreement and to provide those Investors purchasing shares of the Company’s Series A Preferred Stock with the right, among other rights, to elect certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B.       The Second Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) provides that: (a) the holders of record of the shares of the Company’s Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company (the “Series A Director”); (b) the holders of record of the shares of Company’s Series Seed Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company (the “Series Seed Director”); and (c) the holders of record of the shares of common stock of the Company (“Common Stock”), exclusively and as a separate class, shall be entitled to elect two (2) directors of the Company (the “Common Directors”).

C.       The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on, or tendered in connection with, an acquisition of the Company or an increase in the number of shares of Common Stock required to provide for the conversion of the Company’s Preferred Stock.

NOW, THEREFORE, the parties agree as follows:

1.       Voting Provisions Regarding Board of Directors.

1.1       Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at six (6) directors and may be increased only with the written consent of Stockholders representing at least 75% of the shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, Series A Preferred Stock, and Series Seed Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2       Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)       For so long as FinTech Venture Fund, LLLP, and/or its Affiliates (collectively the “FinTech Group”) hold at least ten percent (10%) of the Series A Preferred Stock which the FinTech Group purchased pursuant to the Series A Purchase Agreement (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), one individual nominated by the FinTech Group (the “FinTech Designee”) shall be elected to serve as the Series A Director, who shall initially be Sergei Kouzmine;

(b)       For so long as Michael Olander, MDO Ventures JS LLC, and/or their Affiliates (collectively the “Olander Group”) hold at least ten percent (10%) of the Series Seed Preferred Stock which the Olander Group purchased pursuant to the Series Seed Purchase Agreement (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), one individual nominated by the Olander Group (the “Olander Designee”) shall be elected to serve as the Series Seed Director, who shall initially be Michael Olander;

(c)       One (1) individual (the “Common Stock Board Designee”), designated from time to time in a writing delivered to the Company and signed by holders of Common Stock who, at the time in question, hold a majority of the issued and outstanding shares of Common Stock, shall be elected to serve as a Common Director;

(d)       One (1) individual (the “Key Holder Board Designee”), designated from time to time in a writing delivered to the Company and signed by the Key Holders who, at the time in question, hold shares of issued and outstanding Common Stock representing a majority of the voting power of all issued and outstanding shares of Common Stock then held by all Key Holders who are then providing services to the Company as employees, shall be elected to serve as a Common Director; provided, however, that the right of the Key Holders to designate the Key Holder Board Designee shall automatically terminate if the Key Holders hold, in the aggregate, less than five percent (5%) of the outstanding shares of Common Stock on an as-converted basis (including shares of Common Stock issuable upon conversion or exercise of the Shares, outstanding options, warrants and other convertible or exercisable securities) and no Key Holder is then providing services to the Company as an employee; and

(e)       Two (2) individuals that are determined by the other members of the Board of Directors to be “independent” after consideration of applicable factors and legal requirements (including, but not limited to, the requirements set forth in the North American Securities Administrators Association Statement of Policy Regarding Loans and Other Material Transactions), and who are elected by the holders of a majority of the Common Stock and the Preferred Stock, voting together as a single class (the “Independent Board Designees” and together with the FinTech Designee, the Olander Designee, the Common Stock Board Designee, and the Key Holder Board Designee, the “Board Designees”).

To the extent that any of clauses (a) through (e) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Restated Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3       Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

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1.4       Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)       no director elected pursuant to Subsections 1.2 or 1.3 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the shares of stock, entitled under Subsection 1.2 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Subsection 1.2 is no longer so entitled to designate or approve such director;

(b)       any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 1.2 or 1.3 shall be filled pursuant to the provisions of Section 1 and in accordance with the Restated Certificate; and

(c)       upon the request of any party entitled to designate a director as provided in Subsection 1.2 to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of Stockholders for the purpose of electing directors.

1.5       No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6       No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2.       Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

3.       Remedies.

3.1       Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

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3.2       Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

3.3       Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.       “Bad Actor” Matters.

4.1       Representation. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (a “Disqualification Event”) is applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean with respect to any Person any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) of the Securities Act.

4.2       Covenant. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

5.       Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the dissolution of the Company and subsequent liquidation in accordance with the Restated Certificate; or (c) termination of this Agreement in accordance with Subsection 6.8 below.

6.       Miscellaneous.

6.1       Additional Parties.

(a)       Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of shares of Preferred Stock become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor hereunder. In either event, each such person shall thereafter shall be deemed an Investor and Stockholder for all purposes under this Agreement.

(b)       In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Preferred Stock described in Subsection 6.1(a) above), following which such Person shall hold Shares constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

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6.2       Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 6.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 6.12.

6.3       Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4       Governing Law. This Agreement shall be governed by the internal law of the State of Georgia.

6.5       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.6       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.7. If notice is given to the Company, it shall be sent to Groundfloor Finance Inc., 75 5th Street NW, Suite 214, Atlanta, GA 30308, Attention: CEO; and a copy (which shall not constitute notice) shall also be sent to Smith, Anderson, Blount, Dorsett, Mitchell, & Jernigan, L.L.P., Wells Fargo Capitol Center, 150 Fayetteville Street, Suite 2300, Raleigh, NC 27601 USA, Attention: Merrill M. Mason.

6.8       Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by: (a) the Company; (b) the Key Holders holding a majority of the Shares then held by the Key Holders provided that such consent shall not be required if the Key Holders do not then own Shares representing at least 5% of the outstanding capital stock of the Company; and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by any such Stockholder (voting on an as-converted basis). Notwithstanding the foregoing:

(a)       this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders, as the case may be, in the same fashion;

(b)       the consent of the Key Holders shall not be required for any amendment or waiver if such amendment or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder; or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto;

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(c)       Schedule A hereto may be amended by the Company from time to time in accordance with Subsection 6.1 to add information regarding Additional Parties without the consent of the other parties hereto;

(d)       any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party; and

(e)       Subsections 1.2(a) and 1.2(b) of this Agreement shall not be amended or waived without the written consent of the FinTech and the Olander Group, respectively.

The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination, or waiver effected in accordance with this Subsection 6.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Subsection 6.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

6.9       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.10       Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11       Entire Agreement. Upon the effectiveness of this Agreement, Section 4 of the Prior Agreement shall be deemed amended and restated to read in its entirety as set forth in this Agreement. This Agreement (including the Exhibits hereto), and the Restated Certificate and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.12       Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“The Shares REPRESENTED hereby are subject to a Voting Agreement, AS MAY BE AMENDED FROM TIME TO TIME, (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.”

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The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 6.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 6.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

6.13       Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 6.12.

6.14       Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

6.15       Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.16       Dispute Resolution. Each party (a) hereby irrevocably and unconditionally submits to the jurisdiction of the federal or state courts located in Fulton County, Georgia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agrees not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the Fulton County, Georgia, and (c) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by such court.

6.17       Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

6.18       Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

THE COMPANY:

GROUNDFLOOR FINANCE INC.

By:	/s/ Brian Dally
Name:	Brian Dally
Title:	Chief Executive Officer

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

KEY HOLDERS:

By:	/s/ Brian Dally
Name:	Brian Dally

By:	/s/ Nick Bhargava
Nick Bhargava

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A INVESTORS:

FINTECH VENTURES FUND, LLLP

By:	qWave Capital LLC
Its:	General Partner

By:	/s/ Serguei Kouzmine
Name:	Serguei Kouzmine
Title:

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

ANGELLIST-GOOR-FUND, A SERIES OF
ANGELLIST FUNDS, LLC

By:	Assure Fund Management, LLC
Its:	Manager

By:	/s/ Jens Beyrich
Title:	Manager of the Fund’s Manager

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A INVESTOR:

By:	/s/ Jared Belsky
Name:	Jared Belsky

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

By:	/s/ Brent P. W. Burgess
Name:	Brent P. W. Burgess

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A INVESTOR:

By:	/s/ Michael Cohn
Name:	Michael Cohn

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

By:	/s/ Mark Easley, Sr.
Name:	Mark Easley, Sr.

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

By:	/s/ Thomas E. Everly
Name:	Thomas E. Everly

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A INVESTOR:

GAMMA LENDING OPPORTUNITIES, L.P.

By:	/s/ Jonathan Kalikow
Name:	Jonathan Kalikow

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A INVESTOR:

THE GOLDEN FAMILY TRUST 01/07/05
SURVIVOR TRUST

By:	/s/ Lewis Golden
Name:	Lewis Golden
Title:	Trustee

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

HEALY FAMILY TRUST

By:	/s/ John J. Healy, Jr.
Name:	John J. Healy, Jr.
Title:	Trustee

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A INVESTOR:

By:	/s/ Paul Holliman
Name:	Paul Holliman

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

HINGHAM HOLDINGS LLC

By:	/s/ David Sissman
Name:	David Sissman
Title:	Managing Member

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

IMAF SANDHILLS, LLC

By:	/s/ Steven Phelan
Name:	Steven Phelan
Title:	Fund Administrator

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

JONATHAN ANDREW LANASA
REVOCABLE TRUST

By:	/s/ Jonathan LaNasa
Name:	Jonathan LaNasa
Title:	Trustee

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

By:	/s/ Nancy Luberoff
Name:	Nancy Luberoff

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

MDO VENTURES JS LLC

By:	/s/ Michael Olander
Name:	Michael Olander
Title:	Manager

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A INVESTOR:

By:	/s/ Mike Nichols
Name:	Mike Nichols

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

OLIVE TREE CAPITAL, LTD.

By:	/s/ Hamzeh Talhouni
Name:	Hamzeh Talhouni
Title:	Director

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A INVESTOR:

By:	/s/ Cynthia Rennolds
Name:	Cynthia Rennolds

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

RICHARD TULEY REALTY, INC.

By:	/s/ Richard Tuley Jr.
Name:	Richard Tuley Jr.
Title:	Managing Broker

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

SECOND FLOOR FUNDING LLC

By:	/s/ John Mangham
Name:	John Mangham
Title:	Manager

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

By:	/s/ Jason Widen
Name:	Jason Widen

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES SEED INVESTOR:

By:	/s/ Michelle Renee Alberda
Name:	Michelle Renee Alberda

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES SEED INVESTOR:

APEX TECHNOLOGY VENTURES LLC

By:	/s/ Josh Clayton
Name:	Josh Clayton
Title:	Partner

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES SEED INVESTOR:

BANDWITH.COM, INC.

By:	/s/ David Morken
Name:	David Morken
Title:	CEO

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES SEED INVESTOR:

BIGGEORGE’S VAGYONKEZELO KFT

By:	/s/ Nagygyorgy Tibor
Name:	Nagygyorgy Tibor
Title:	CEO

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES SEED INVESTOR:

COVE ROAD PARTNERS LLC

By:	/s/ Seth Moskowitz
Name:	Seth Moskowitz
Title:	Manager

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES A AND SERIES SEED INVESTOR:

IMAF CAPE FEAR, LLC

By:	/s/ Dallas Romanowski
Name:	Dallas Romanowski
Title:	Fund Administrator

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES SEED INVESTOR:

IMAF RTP, LLC

By:	/s/ illegible
Name:	Illegible
Title:	Member

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES SEED INVESTOR:

TORCH VENTURES LLC

By:	/s/ George Baker
Name:	George Baker
Title:	Principal

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

SERIES SEED INVESTOR:

AMERICAN UNDERGROUND, LLC

By:	/s/ Michael J. Goodmon
Name:	Michael J. Goodmon
Title:	Vice-President

Signature Page to Voting Agreement

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (“Holder”) pursuant to the terms of that certain Voting Agreement dated as of _______, 20___ (the “Agreement”), by and among the Groundfloor Finance Inc. (the “Company”), FinTech Ventures Fund, LLLP (the “Investor”) and certain of the Company’s Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, Holder agrees as follows.

1.1       Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants, or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

☐	As a transferee of Shares from a party in such party’s capacity as the “Investor” bound by the Agreement, and after such transfer, Holder shall be considered the “Investor” for all purposes of the Agreement.

☐	As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” for all purposes of the Agreement.

☐	As a new investor in accordance with Subsection 6.1(a) of the Agreement, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

☐	In accordance with Subsection 6.1(b) of the Agreement, as a new party who is not a new investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2       Agreement. Holder hereby (a) agrees that the Stock and or Options, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3       Notice. Any notice required or permitted by the Agreement shall be given to Holder at the physical address or email address listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	GROUNDFLOOR FINANCE INC.
Name:
Title:

Address:	By:
Title:

Email: